OAKWOOD MORTGAGE INVESTORS, INC. 1996-A               REPORT DATE:  JULY 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                            POOL REPORT # 17
REMITTANCE REPORT
REPORTING MONTH: JUNE 30, 1997                                       Page 1 of 6

                                        Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------------
Beginning                                                                       Ending         Scheduled                  Scheduled
Principal          Scheduled        Prepaid      Liquidated    Contracts       Principal         Gross       Servicing    Pass Thru
Balance            Principal       Principal     Principal    Repurchased       Balance         Interest        Fee       Interest
------------------------------------------------------------------------------------------------------------------------------------
144,097,416.56    (369,665.14)   (702,288.00)   (361,166.71)      0.00    142,664,296.71    1,326,027.45   120,081.18   1,205,946.27
====================================================================================================================================

                                     Amount
Liquidation          Reserve      Available for
Proceeds            Fund Draw     Distribution
-----------------------------------------------
250,155.83             0.00       2,648,136.42
===============================================

                                                                  Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------------------------------
 Beginning                       Investment     Balance Before      Reserve       Reserve         Balance After
  Balance   Deposits   Distrib.   Interest   Current Distribution  Fund Draw    Fund Deposit   Current Distribution          Excess
------------------------------------------------------------------------------------------------------------------------------------
326,331.83    0.00    -1,331.83   1,296.72        326,296.72          0.00          0.00            326,296.72              1,296.72
====================================================================================================================================
Reserve Fund Required Balance
--------------------------------
Before Current      After Current
Distribution        Distribution
--------------------------------
325,000.00          325,000.00
================================


                                 Certificate Account
---------------------------------------------------------------------------------------
 Beginning               Deposits                             Investment      Ending
  Balance         Principal     Interest      Distributions    Interest       Balance
---------------------------------------------------------------------------------------
 348,974.00     1,423,264.84   1,275,035.19   (2,622,528.09)   1,497.87     426,243.81
=======================================================================================


            P&I Advances at Distribution Date
------------------------------------------------------------
 Beginning       Recovered        Current         Ending
  Balance         Advances        Advances        Balance
------------------------------------------------------------
1,379,008.91    1,246,369.36    1,566,538.36    1,699,177.61

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                REPORT DATE: JULY 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   POOL REPORT #17
REMITTANCE REPORT
REPORTING MONTH: JUNE 30, 1997                                       Page 2 of 6

Class B Crossover Test                                                 Test Met?
----------------------------------------------------------            ----------
(a) Remittance date on or after August 2000                                N

(b) Average 60 day Delinquency rate <=        5%                           Y

(c) Average 30 day Delinquency rate <=        7%                           Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   Aug 2000- Feb 2002         7%                           N
                   Feb 2002- Aug 2003         8%                           N
                   Aug 2003-                  9%                           N

(e) Current realized loss ratio <=            2.75%                        Y

(f) Are class B principal balances >=         21.001%
of stated scheduled pool  balance

                Beginning B-1 balance             13,069,000.00
                Beginning B-2 balance              6,536,459.00
                                                 --------------
                                                  19,605,459.00
                Divided by beginning pool
                balance                          144,097,416.56
                                                 --------------
                                                         13.606%           N
                                                 ==============



Average 60 day delinquency ratio:

                                  Over 60s             Pool Balance          %
                              --------------------------------------------------
Current Mo                      6,977,753.99          142,664,296.71       4.89%
1st Preceding Mo                6,793,839.94          144,097,416.56       4.71%
2nd Preceding Mo                6,416,460.73          145,379,218.81       4.41%
                                                       Divided by            3
                                                                         -------
                                                                           4.67%
                                                                         =======

Average 30 day delinquency ratio:
                                  Over 30s             Pool Balance          %
                              --------------------------------------------------
Current Mo                      9,614,440.69          142,664,296.71       6.74%
1st Preceding Mo                8,869,136.00          144,097,416.56       6.15%
2nd Preceding Mo                8,489,523.24          145,379,218.81       5.84%
                                                       Divided by            3
                                                                          ------
                                                                           6.24%
                                                                          ======
Cumulative loss ratio:

                        Cumulative losses               1,580,835.47
                                                      --------------
Divided by Initial Certificate Principal              163,369,459.00      0.968%
                                                                          ======

Current realized loss ratio:
                                  Liquidation              Pool
                                    Losses                Balance
                                 -----------------------------------
Current Mo                        111,010.88          144,097,416.56
1st Preceding Mo                  140,436.41          145,379,218.81

2nd Preceding Mo                  260,648.27          147,215,393.18
                                                                          1.415%
                                                                          ======

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                                     POOL REPORT # 17
REPORTING MONTH: JUNE 30, 1997                                       Page 3 of 6



                                                            Delinquency Analysis

                                            31 to 59 days          60 to 89 days      90 days and Over          Total Delinq.
                No. of      Principal               Principal            Principal           Principal                   Principal
                 Loans       Balance       #         Balance      #       Balance     #       Balance       #              Balance
               ---------------------------------------------------------------------------------------------------------------------
Excluding Repos  4,790   138,541,492.57    92     2,577,662.38    25    761,236.72    68    2,152,737.45       185      5,491,636.55

         Repos     119     4,122,804.14     2        59,024.32     8    208,842.22   109    3,854,937.60       119      4,122,804.14
               ---------------------------------------------------------------------------------------------------------------------
         Total   4,909   142,664,296.71    94     2,636,686.70    33    970,078.94   177    6,007,675.05       304      9,614,440.69
               =====================================================================================================================
                                                                                                                6.2%           6.74%
                                                                                                               =====================

                               Repossession Analysis
    Active Repos              Reversal       Current Month
    Outstanding             (Redemption)        Repos          Cumulative Repos
           Principal          Principal           Principal          Principal
  #         Balance      #     Balance      #     Balance      #      Balance
--------------------------------------------------------------------------------
 119     4,122,804.14    -1  (36,397.59)   33   1,152,737.17  359   9,866,484.80

OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                                     POOL REPORT # 17
REPORTING MONTH: JUNE 30, 1997
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                               Liquidated                                                                           Net
   Account        Customer     Principal           Sales          Insur.          Total        Repossession     Liquidation
   Number           Name        Balance          Proceeds         Refunds        Proceeds        Expenses        Proceeds
----------------------------------------------------------------------------------------------------------------------------
083730-2      HYSELL            13,516.84         11,500.00          0.00        11,500.00          539.30       10,960.70
082354-2      CRAWFORD           8,441.78         19,900.00        763.15        20,663.15        1,656.78       19,006.37
078067-6      KOSTU             14,245.48         14,900.00      1,077.07        15,977.07          890.00       15,087.07
081237-0      ANDRADE           24,824.88         24,900.00        710.38        25,610.38        1,807.43       23,802.95
083159-4      WATSON            29,873.07         29,400.00        940.37        30,340.37        3,550.00       26,790.37
082728-7      KITTRELL          27,765.21         25,900.00      1,461.17        27,361.17        2,808.80       24,552.37
080448-4      FARR              33,999.38         33,400.00      1,454.50        34,854.50        3,562.00       31,292.50
077092-5      ROBERSON           9,981.64          1,000.00        314.74         1,314.74            0.00        1,314.74
077120-4      GROOMS             5,390.21          1,600.00         48.04         1,648.04            0.00        1,648.04
079706-8      ARRINGTON         28,628.73         17,000.00      1,861.71        18,861.71        1,471.51       17,390.20
081186-9      MAY                8,075.48          3,300.00      1,101.79         4,401.79            0.00        4,401.79
078564-2      GOODWIN           44,398.97         41,900.00      2,575.70        44,475.70       15,090.76       29,384.94
081786-6      BRUCE             15,357.62          8,900.00        550.97         9,450.97        1,522.15        7,928.82
084306-0      GARCIA            48,664.08         43,250.00      1,372.36        44,622.36        6,026.06       38,596.30
080563-0      ODOM              19,389.48         20,400.00        728.24        21,128.24        6,694.54       14,433.70
082994-5      RHODES            28,613.86         29,900.00        125.49        30,025.49        1,857.26       28,168.23
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00
                                                                                      0.00                            0.00

                               -------------------------------------------------------------------------------------------
                               361,166.71        327,150.00     15,085.68       342,235.68       47,476.59      294,759.09
                               ===========================================================================================

                             Net             Current
      Unrecov.            Pass Thru         Period Net           Cumulative
      Advances            Proceeds         Gain/(Loss)           Gain/(Loss)
      -------------------------------------------------------------------------


       1,414.74            9,545.96        (3,970.88)
       1,903.77           17,102.60         8,660.82
       3,757.20           11,329.87        (2,915.61)
       1,230.16           22,572.79        (2,252.09)
       3,714.24           23,076.13        (6,796.94)
       3,025.40           21,526.97        (6,238.24)
       2,529.54           28,762.96        (5,236.42)
       1,553.02             (238.28)      (10,219.92)
       1,353.73              294.31        (5,095.90)
       3,204.64           14,185.56       (14,443.17)
       1,955.82            2,445.97        (5,629.51)
       6,822.79           22,562.15       (21,836.82)
       2,157.52            5,771.30        (9,586.32)
       5,059.70           33,536.60       (15,127.48)
       3,133.35           11,300.35        (8,089.13)
       1,787.64           26,380.59        (2,233.27)
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00
                               0.00             0.00

      -----------------------------------------------
      44,603.26          250,155.83      (111,010.88)            (1,580,835.47)
      ==========================================================================
                                                                        -0.01%
                                                                 ===============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                                  POOL REPORT # 17
REPORTING MONTH: JUNE 30, 1997
                                                   Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                   Original         Beginning         Current      Accelerated                    Ending
          Cert.                  Certificate       Certificate       Principal      Principal    Writedown      Certificate
          Class                   Balances          Balances          Payable      Distribution   Amounts         Balances
------------------------------------------------------------------------------------------------------------------------------
A-1                            46,000,000.00     26,727,957.56    (1,433,119.85)      0.00         0.00        25,294,837.71
A-1 Outstanding Writedown               0.00              0.00             0.00       0.00         0.00                 0.00

A-2                            52,000,000.00     52,000,000.00             0.00       0.00         0.00        52,000,000.00
A-2 Outstanding Writedown               0.00              0.00             0.00       0.00         0.00                 0.00

A-3                            31,061,000.00     31,061,000.00             0.00       0.00         0.00        31,061,000.00
A-3 Outstanding Writedown               0.00              0.00             0.00       0.00         0.00                 0.00

A-4                            14,703,000.00     14,703,000.00             0.00       0.00         0.00        14,703,000.00
A-4 Outstanding Writedown               0.00              0.00             0.00       0.00         0.00                 0.00

B-1                            13,069,000.00     13,069,000.00             0.00       0.00         0.00        13,069,000.00
B-1 Outstanding Writedown               0.00              0.00             0.00       0.00         0.00                 0.00

B-2                             6,536,459.00      6,536,459.00             0.00       0.00         0.00         6,536,459.00
B-2 Outstanding Writedown               0.00              0.00             0.00       0.00         0.00                 0.00
                              ----------------------------------------------------------------------------------------------
                              163,369,459.00    144,097,416.56    (1,433,119.85)      0.00         0.00       142,664,296.71
                              ==============================================================================================


                                              Principal Paid
          Cert.                     Pool        Per $1,000
          Class                    Factor      Denomination
------------------------------------------------------------
A-1                               54.98878%        31.15
A-1 Outstanding Writedown             0.00          0.00

A-2                              100.00000%         0.00
A-2 Outstanding Writedown             0.00          0.00

A-3                              100.00000%         0.00
A-3 Outstanding Writedown             0.00          0.00

A-4                              100.00000%         0.00
A-4 Outstanding Writedown             0.00          0.00

B-1                              100.00000%         0.00
B-1 Outstanding Writedown             0.00          0.00

B-2                              100.00000%         0.00
B-2 Outstanding Writedown             0.00          0.00

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER          REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                             POOL REPORT # 17
REPORTING MONTH: JUNE 30, 1997
                                                       Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

      Certificate             Remittance      Beginning    Current        Total           Interest          Ending
         Class                   Rate           Balance    Accrual         Paid          Shortfall         Balance
                         --------------------------------------------------------------------------------------------
A-1                              5.40%           0.00    120,275.81    120,275.81            0.00            0.00
A-1  Carryover Interest          0.00            0.00          0.00          0.00            0.00            0.00
A-1  Writedown Interest          0.00            0.00          0.00          0.00            0.00            0.00

A-2                              5.80%           0.00    251,333.33    251,333.33            0.00            0.00
A-2  Carryover Interest          0.00            0.00          0.00          0.00            0.00            0.00
A-2  Writedown Interest          0.00            0.00          0.00          0.00            0.00            0.00

A-3                              6.60%           0.00    170,835.50    170,835.50            0.00            0.00
A-3  Carryover Interest          0.00            0.00          0.00          0.00            0.00            0.00
A-3  Writedown Interest          0.00            0.00          0.00          0.00            0.00            0.00

A-4                              7.20%           0.00     88,218.00     88,218.00            0.00            0.00
A-4  Carryover Interest          0.00            0.00          0.00          0.00            0.00            0.00
A-4  Writedown Interest          0.00            0.00          0.00          0.00            0.00            0.00

B-1                              7.30%           0.00     79,503.08     79,503.08            0.00            0.00
B-1  Carryover Interest          0.00            0.00          0.00          0.00            0.00            0.00
B-1  Writedown Interest          0.00            0.00          0.00          0.00            0.00            0.00

B-2                              8.45%           0.00     46,027.57     46,027.57            0.00            0.00
B-2  Carryover Interest          0.00            0.00          0.00          0.00            0.00            0.00
B-2  Writedown Interest          0.00            0.00          0.00          0.00            0.00            0.00

X                                        1,469,824.44    449,752.98    338,742.10      111,010.88    1,580,835.32

R                                                0.00          0.00          0.00            0.00            0.00

Service Fee                                      0.00    120,081.18    120,081.18            0.00            0.00
                                               -------------------------------------------------------------------
                                         1,469,824.44  1,326,027.45  1,215,016.57      111,010.88    1,580,835.32

Less Reserve Fund Deposit                                                    0.00
                                                                     ------------
                                                                     1,215,016.57
                                                                     ============


                          Interest Paid
      Certificate           Per $1,000   Cert.        TOTAL
         Class             Denomination  Class    DISTRIBUTION
                         -------------------------------------
A-1                             4.50       A-1    1,553,395.66
A-1  Carryover Interest         0.00
A-1  Writedown Interest         0.00

A-2                             4.83       A-2      251,333.33
A-2  Carryover Interest         0.00
A-2  Writedown Interest         0.00

A-3                             5.50       A-3      170,835.50
A-3  Carryover Interest         0.00
A-3  Writedown Interest         0.00

A-4                             6.00       A-4       88,218.00
A-4  Carryover Interest         0.00
A-4  Writedown Interest         0.00

B-1                             6.08       B-1       79,503.08
B-1  Carryover Interest         0.00
B-1  Writedown Interest         0.00

B-2                             7.04       B-2       46,027.57
B-2  Carryover Interest         0.00
B-2  Writedown Interest         0.00

X                                           X       338,742.10

R                                           R

Service Fee                                         120,081.18
                                                  ------------
                                                  2,648,136.42

Less Reserve Fund Deposit                                 0.00
                                                  ------------
                                                  2,648,136.42
                                                  ============